UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

TF FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 27, 2013

Dear Stockholders:

On behalf of the Board of Directors and management of TF Financial Corporation, I cordially invite you to attend the 2013 Annual Meeting of Stockholders to be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 24, 2013 at 9:30 a.m., Eastern Time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions stockholders may have.

At the meeting, in addition to the election of three directors and the ratification of auditors, stockholders will be asked to vote on two additional proposals.  In accordance with the requirements of the Securities and Exchange Commission, stockholders will be asked to consider a non-binding advisory proposal on executive compensation (commonly referred to as a “say on pay” proposal) and will also be asked to vote on the frequency with which stockholders should be asked to consider such say on pay proposals.

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend the meeting. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

Kent C. Lufkin President and Chief Executive Officer

TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940
(215) 579-4000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 24, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting (the “Meeting”) of Stockholders of TF Financial Corporation (the “Company”) will be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 24, 2013 at 9:30 a.m., Eastern time.

The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors of the Company;

2.	The ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent auditor for the fiscal year ending December 31, 2013;

3.	A non-binding advisory proposal regarding the Company’s executive compensation; and

4.	A non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company’s executive compensation.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on February 27, 2013 are the stockholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

You are requested to complete, sign and date the enclosed proxy card which is solicited by the Board of Directors and to return it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Lorraine A. Wolf Corporate Secretary

Newtown, Pennsylvania
March 27, 2013

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be Held on April 24, 2013

The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and the 2012 Annual Report to Stockholders are available at www.3rdFedBank.com.

Please contact Lorraine A. Wolf, our Corporate Secretary, at 215-579-4000 to obtain directions to the Meeting.

PROXY STATEMENT
OF
TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940

ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2013

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TF Financial Corporation (the “Company”) to be used at the 2013 Annual Meeting of Stockholders (the “Meeting”) of the Company which will be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 24, 2013 at 9:30 a.m., Eastern Time. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, form of proxy and Annual Report to Stockholders are being first mailed to stockholders on or about March 27, 2013. The Company is the parent company of 3rd Fed Bank (the “Bank”) and Penns Trail Development Corporation.

At the Meeting, stockholders will consider and vote upon (i) the election of three directors, (ii) the ratification of the appointment of S.R. Snodgrass, A.C. as independent auditors of the Company for the fiscal year ending December 31, 2013, (iii) a non-binding advisory proposal regarding the Company’s executive compensation, and (iv) a non-binding advisory proposal regarding the frequency with which stockholders should vote on the Company’s executive compensation. The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxy holder discretionary authority to vote the shares represented by such proxy in accordance with their best judgment on such other business, if any, which may properly come before the Meeting or any adjournment thereof.

VOTING AND REVOCABILITY OF PROXIES

Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Company will be voted as specified thereon. If no specification is made, proxies will be voted “FOR” the nominees for director set forth herein, “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent auditor for the fiscal year ending December 31, 2013, “FOR” the non-binding advisory proposal regarding the Company’s executive compensation (the “say on pay proposal”) and “FOR” the option that the say on pay proposal be considered every three years. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director if the nominee is unable to serve, or for good cause will not serve, and matters incident to the conduct of the Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Stockholders of record as of the close of business on February 27, 2013 (the “Record Date”) are entitled to one vote for each share of Common Stock of the Company then held. As of the Record Date, the Company had 2,839,931 shares of Common Stock outstanding and eligible to vote.

The amended and restated articles of incorporation of the Company (the “Articles”) provide that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the “Limit”)

be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes (i) shares beneficially owned by such person or any of his or her affiliates (as defined in the Articles), (ii) shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and (iii) shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership or similar plan of the issuer or any subsidiary.

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers that may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify or adopt any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies. Please note that under the New York Stock Exchange (“NYSE”) rules that govern how brokers vote your stock, your brokerage firm or other nominee may not vote your shares with respect to Proposals I, III, or IV without specific instructions from you as to how to vote as these matters are not considered to be a “routine” matter under the NYSE rules.

As to the election of directors (Proposal I), the proxy card being provided by the Board of Directors allows a stockholder to vote for the election of the nominees proposed by the Board of Directors or to withhold authority to vote for any or all of the nominees being proposed. Under the Company’s bylaws, directors are elected by a plurality of votes cast.

Concerning Proposal II and III (the ratification of auditors and the say on pay proposal), by checking the appropriate box, a stockholder may: vote “FOR” the item, vote “AGAINST” the item, or “ABSTAIN” with respect to the item. Both of these Proposals shall be determined by a majority of votes cast affirmatively or negatively without regard to broker non-votes or proxies marked “ABSTAIN” as to that matter. With respect to Proposal IV (the frequency vote), stockholders may vote to consider a say on pay proposal every one year, every two years or every three years, or may abstain from voting.  This Proposal will be decided by a plurality of the votes cast without regard to broker non-votes or proxies marked “ABSTAIN” as to that matter.

Participants in the 3rd Fed Bank Employee Stock Ownership Plan

If you are a participant in the 3rd Fed Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form on behalf of the ESOP that reflects all the shares that you may vote under the plan.  Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP Trustee, but each participant in the ESOP may direct the ESOP Trustee on how to vote the shares of Common Stock allocated to his or her account.  Unallocated shares and allocated shares for which no voting instructions are received will be voted by the ESOP Trustee as directed by the ESOP Committee.

Security Ownership of Certain Beneficial Owners

Persons and groups owning in excess of 5% of the Company’s Common Stock are required to file reports regarding such ownership pursuant to the Exchange Act. The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by persons and groups owning in excess of 5% of the Company’s Common Stock. Management knows of no persons or groups other than those set forth below who own more than 5% of the Company’s outstanding shares of Common Stock as of the Record Date.

Security Ownership of Certain Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding

Thomson Horstmann & Bryant, Inc.	292,665(1)	10.31%
501 Merritt 7
Norwalk, Connecticut 06851

Dimensional Fund Advisors, LP	184,797(2)	6.51%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746

Lawrence B. Seidman	154,768(3)	5.45%
100 Misty Lane 1st Floor
Parsippany, New Jersey 07054

Joseph Stilwell	147,394(4)	5.19%
111 Broadway, 12th Floor
New York, New York 10006

Third Federal Savings Bank	286,648(5)	10.09%
Employee Stock Ownership Plan ("ESOP")
3 Penns Trail
Newtown, Pennsylvania 18940

All directors and executive officers as a group	533,548(6)	18.46%
(11 persons)

__________

*	Less than 1%.

(1)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2013.

(2)	Based on the Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013.

(3)	Based on the Schedule 13D/A filed with the Securities and Exchange Commission on December 5, 2012.

(4)	Based on the Schedule 13F filed with the Securities and Exchange Commission on January 29, 2013.

(5)
The Compensation Committee consisting of non-employee directors Dusek (Chair), Swanstrom and Tantala serve as the ESOP administrative committee (“ESOP Committee”).  Directors Dusek and Tantala serve as the ESOP trustees (“ESOP Trustee”).  The ESOP Committee or the Board instructs the ESOP Trustee regarding investment of ESOP plan assets.  The ESOP Trustee, subject to its fiduciary duties, must vote all shares allocated to participant accounts under the ESOP as directed by participants.  Unallocated shares and shares for which no timely voting direction is received will be voted by the ESOP Trustee, subject to such trustee’s fiduciary duties, as directed by the ESOP Committee.  As of the Record Date, 183,997 shares have been allocated to participant accounts under the ESOP including 19,784 shares to executive officers, and 102,651 shares are unallocated for which the ESOP Trustee has shared voting and dispositive power.

(6)
Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect beneficial ownership. Includes 19,784 shares held in the ESOP allocated to the accounts of executive officers of the Company and the Bank for which officers and directors possess shared voting power and no investment power and options to purchase an additional 49,671 shares which executive officers and directors may acquire pursuant to the exercise of options exercisable within 60 days of the Record Date. Includes stock owned by former Senior Vice President and Chief Lending Officer Floyd P. Haggar, whose employment with the Bank terminated on January 17, 2013. As of the Record Date, Mr. Haggar beneficially owned 7,350 shares and 6,453 shares were allocated to his account held in the ESOP. Excludes 102,651 shares held by the ESOP which have not been allocated to participant accounts, for which the ESOP Committee directs the voting of such shares in accordance with its fiduciary duties (see footnote 5 above).

PROPOSAL I—ELECTION OF DIRECTORS

General Information and the Nominees; Security Ownership of Management

The Company’s amended and restated articles of incorporation require that directors be divided into three classes, each class as nearly equal in number as possible, each class to serve for a three-year period, with approximately one-third of the directors elected each year. The Board of Directors currently consists of eight members.

Robert N. Dusek, Kenneth A. Swanstrom and James B. Wood have been nominated by the Board of Directors for terms of three years each.  Messrs. Dusek, Swanstrom and Wood currently serve as directors of the Company.

The following table sets forth information with respect to the nominees for director and the directors continuing in office, including their names, ages, the year they first became directors of the Company or the Bank, and the number and percentage of shares of the Common Stock beneficially owned by each as of the Record Date. Each director of the Company is also a member of the Board of Directors of the Bank with the exception of Messrs. Gregory and Pollack.

The following table also sets forth information with respect to executive officers who are not directors, including their names, ages, and the percentage of shares of the Common Stock beneficially owned by each as of the Record Date.

Name	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned (3)		Percent of Class
BOARD NOMINEES FOR TERM TO EXPIRE 2016
Robert N. Dusek	73	1974	2013	125,103	(4)	4.41%
Kenneth A. Swanstrom	73	2003	2013	8,788		*
James B. Wood	52	2004	2013	10,485	(5)	*
DIRECTORS CONTINUING IN OFFICE
Albert M. Tantala, Sr.	74	1984	2014	138,320	(4)	4.87%
Dennis Pollack	62	2012	2014	9,138		*
Carl F. Gregory	78	1976	2015	107,961		3.80%
Kent C. Lufkin	60	2003	2015	61,646	(6)	2.15%
Joseph F. Slabinski, III	63	2006	2015	26,557	(7)	*
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Dennis R. Stewart	63	N/A	N/A	26,931	(8)	*
Elizabeth A. Kaspern	54	N/A	N/A	4,817	(9)	*
__
*	less than 1%

(1)	At December 31, 2012.

(2)	Refers to the year the individual first became a director of the Bank or the Company.

(3)
Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole or shared voting and investment power, unless otherwise indicated.

(4)
Excludes 102,651 unallocated shares of Common Stock held by the ESOP for which such individual serves as a member of the ESOP Committee or as a Trustee. Such individual disclaims beneficial ownership with respect to such shares held in a fiduciary capacity.

(5)
Includes 4,322 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 2,500 shares which have been pledged to secure a loan.

(6)
Includes 27,625 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 5,414 shares allocated to Mr. Lufkin’s account held in the ESOP.

(7)	Includes 7,875 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date.

(8)
Includes 6,825 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 6,124 shares allocated to Mr. Stewart’s account held in the ESOP.

(9)
Includes 3,024 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Record Date. Includes 1,793 shares allocated to Ms. Kaspern’s account held in the ESOP

Biographical Information

Set forth below are biographies of the nominees for director, the continuing directors and executive officers of the Company and the Bank. These biographies contain information regarding the person’s service as a director, business experience, other directorships at any point during the last five years with any other public companies and information regarding involvement with certain types of proceedings, if applicable.  The biographies also describe the skills, experience and attributes that caused the Nominating Committee to nominate the nominees and that qualify the continuing directors to continue to serve on the Board.

Nominees for Director

Robert N. Dusek is Chairman of the Board of the Company. Mr. Dusek is the owner and President of Direction Associates, Inc., Spring House, Pennsylvania, a professional planning, urban design and real estate advisory organization founded in 1972. Direction Associates has provided consulting services to more than 250 corporate, institutional, municipal and individual clients seeking design, project financial structuring, land acquisition assistance and real estate development advice. The organization has been involved in planning hundreds of multi-family residential, industrial, commercial, redevelopment and institutional projects throughout Pennsylvania. Mr. Dusek’s director qualifications include the aforementioned business experience, expertise in financial services, real estate and real estate lending having been a director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

Kenneth A. Swanstrom has been a member of the Bank Board of Directors since 2003 and serves on the Compensation and Budget Committees.  Mr. Swanstrom retired from PennEngineering, Danboro, Pennsylvania, a NYSE listed and Russell 2000 company, in 2005.  He spent his entire working career at PennEngineering, moving through the ranks of various positions including manufacturing and sales, and was elected a Director in 1970, President in 1979, and Chairman/CEO in 1993.   PennEngineering is a diversified manufacturing and distribution company and, during Mr. Swanstrom's tenure, the company expanded to ten manufacturing and distribution facilities, including Europe and Asia, with over 1,200 employees.  The company sold its products to many of the Fortune 500 companies.  Mr. Swanstrom's director qualifications include his prior business experience with a stock exchange listed company, shareholder relations, developing new markets, and employee relations.

James B. Wood is Vice Chairman of the Bank Board and serves on several Bank Board committees. Mr. Wood is Senior Vice President and Chief Strategy Officer for The Clemens Family Corporation, a privately-held food, agribusiness and real estate development company based in Hatfield, Pennsylvania, where he has served as an executive for over 12 years. Prior to joining The Clemens Family Corporation, Mr. Wood was with Ernst & Young's management consulting practice, focusing on middle-market growth companies.  Previous to that, he was with Inc. magazine, where he launched and managed Inc.'s Growth Strategy Consulting Group.  Mr. Wood's director qualifications include his deep expertise in strategy development, change management, and business development.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE ABOVE NOMINEES

Continuing Directors

Albert M. Tantala, Sr., is Chairman of the Board of the Bank and serves on various Bank committees. Mr. Tantala is the founding principal and President of a national consulting-engineering firm. He is also a trustee of Holy Family University. Mr. Tantala served for more than eleven years on the Pennsylvania State Registration Board for Professional Engineers, Land Surveyors and Geologists, including two years as Board President. He retired as a U.S. Army officer in 1989 with 28 years of service. Mr. Tantala is past President of the Philadelphia Section of the American Society of Civil Engineers, the Bridesburg Civic Association and the Frankford Optimist Club. Mr. Tantala’s director qualifications include the aforementioned business experience, expertise in financial services, real estate and real estate lending having been a director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

Dennis Pollack was appointed to the Board of the Company in January 2012.  Previously, Mr. Pollack held numerous executive positions, including: Divisional President at Sony Corporation of America, President and CEO of the Connecticut Bank of Commerce, President and CEO of The Savings Bank of Rockland County, Chief Operating Officer at Paulson & Company, a multi-billion dollar hedge fund, and President and CEO of Pegasus Funding Group.  Mr. Pollack has served as a member of the Board of Directors of several profit and not-for-profit companies, including: Wayne Savings Bank, Salvation Army-Rockland County, Presilient, PPM Technologies, Inc., United Way-Rockland County, and Viansa Winery.  Mr. Pollack has authored numerous articles on the state of banking which appeared in Bottomline Magazine and The Bankers Magazine.  He holds an MBA Degree from Columbia University, a post-MBA Diploma in Bank Lending from New York University, and a BS Degree in Economics from Seton Hall University. Pursuant to the terms of Amendment No. 1 to the Agreement dated December 3, 2012 between the Company and Lawrence B. Seidman and various affiliates of Mr. Seidman (the “Seidman Group”), the Company agreed that the Agreement will remain in effect until November 4, 2013 or for as long as Dennis Pollack, the individual selected by the Seidman Group, remains a director of the Company, whichever is later. The Company also agreed, at the next regular meeting of the Company’s Board of Directors after the date of Amendment No. 1, to appoint Mr. Pollack to the Strategic Direction Committee. Mr. Pollack’s substantial experience as President, CEO and director of community banking organizations, in-depth knowledge of community bank lending, and additional experience involving the oversight of private and non-profit organizations provides the Company with valuable and relevant expertise as a director.

Carl F. Gregory is Chairman Emeritus of the Bank Board and a director of the Company. He retired as Chief Executive Officer of the Bank in January 1995. Mr. Gregory retired as President of the Bank in 1993, a position he had held since July 1982. Mr. Gregory is a Trustee of Holy Family University since 1980, having served three terms as Vice Chairman and is President of the Aria Health Foundation. Mr. Gregory has served on the boards of the Northeast Branch of the Settlement Music School, the Newtown Chamber Orchestra, the Northeast Philadelphia Chamber of Commerce, and two non-consecutive terms on the Advisory Council of the Federal Reserve Bank. Mr. Gregory’s director qualifications include expertise in financial services, real estate and real estate lending having been a prior employee, executive manager and director of the Company, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

Kent C. Lufkin currently serves as President and Chief Executive Officer of the Company and the Bank and was appointed to such offices effective June 30, 2003, and appointed as a director of the Company in 2006. He joined the Bank in 2000 and formerly served as Senior Vice President and Retail Banking Officer. Mr. Lufkin’s prior experience includes four years as President and Chief Executive Officer at Roebling Bank in Roebling, New Jersey, whose parent company is a public company. Mr. Lufkin serves as a Board member of the Credit Counseling Center of Bucks County; the Insured Financial Institutions of Delaware Valley; the South Jersey Bankers Association; the Newtown Business Commons Association; and the Greater Northeast Philadelphia Chamber of Commerce. Mr. Lufkin’s director qualifications include experience in the management of retail banking organizations, commercial and real estate lending having been first an executive manager, then President and Chief Executive Officer and director of the Company and/or the Bank since 2000 and his prior experience with retail banking organizations in New Jersey, his other public company experience, business relationships and in-depth knowledge of the markets in which the Company is located, and his civic and community involvement.

Joseph F. Slabinski, III, is President and owner of the Slabinski-Sucharski Funeral Homes, Inc., McCafferty-Sweeney Funeral Home, and the Baj Funeral Home, all located in Northeast Philadelphia. He is also an owner of the Frankford Limousine Service and RV Limousine Company, which provides transportation services for the funeral industry in the Philadelphia metropolitan area.  Mr. Slabinski currently serves as President of the Philadelphia Funeral Directors Association, the Bridesburg Business Association, and the Bridesburg Community Development Corporation and is on the board of the Delaware River City Corporation which is currently working on extending a greenway through the area of Northeast Philadelphia. Mr. Slabinski’s expertise is in the city development of areas from Center City to Far Northeast Philadelphia areas.

Executive Officers

Dennis R. Stewart is Executive Vice President and Chief Financial Officer of the Bank and the Company. Before becoming Executive Vice President during 2003, he served as Senior Vice President and Chief Financial Officer since May 1999. Prior to that, Mr. Stewart served as Executive Vice President and Chief Financial Officer of First Coastal Bank in Virginia Beach, Virginia, where he was employed since 1990. Mr. Stewart earned a Master’s Degree in Business Administration in Accounting from Michigan State University and is a Certified Public Accountant. Mr. Stewart was a volunteer on the Finance Committee of the Lower Bucks Family YMCA throughout 2012.

Elizabeth Kaspern is Executive Vice President and Chief Retail Banking Officer of the Bank. Before becoming Executive Vice President in January 2013, she served as Senior Vice President and Chief Retail Banking

Officer since 2006. Prior to that, Ms. Kaspern served as Regional President for Fleet Bank of Pennsylvania and Retail Market Manager in the Pennsylvania and New Jersey Regions, where she was employed by them and their predecessors for 28 years.

Meetings and Committees of the Board of Directors

The Company is governed by a Board of Directors and various committees of the Board which meet regularly throughout the year. During the year ended December 31, 2012, the Board of Directors of the Company held seven Board meetings. During the year ended December 31, 2012, the Board of Directors of the Bank held thirteen Board meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and Committees on which such director served during the year ended December 31, 2012.

The Company is the parent company of the Bank and does not pay any cash compensation to the executive officers of the Company. The Company’s Compensation Committee administers the Incentive Compensation Plan. The Compensation Committee of the Bank determines compensation and benefits for the executive officers, who have no role in the determination of the amount or form of executive compensation. The Compensation Committee of the Bank is also responsible for matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of the Bank. The Compensation Committee of the Company is comprised of Messrs. Dusek (Chair), Tantala and Swanstrom and met one time in 2012. The Compensation Committee has adopted a written charter, a copy of which is available at www.3rdFedBank.com. The Audit Committee of the Company is comprised of Directors Tantala (Chair), Gregory and Wood.  All members of the Audit Committee have been determined by the Board of Directors to be independent under the rules of the Nasdaq Stock Market. The Board of Directors has determined that Mr. Gregory is an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission.

The Audit Committee annually selects the independent auditors and meets with the accountants to discuss the annual audit. The Audit Committee is further responsible for overseeing internal control for financial reporting. The Audit Committee met four times during the year ended December 31, 2012. The Board of Directors has reviewed, assessed the adequacy of and approved a formal, written charter for the Audit Committee, which is available at www.3rdFedBank.com.

Director Nomination Process

The Nominating Committee of the Company comprises Messrs. Tantala (Chair), Gregory, and Slabinski, all of whom are independent under the rules of the Nasdaq Stock Market.  The Nominating Committee has adopted a written charter, a copy of which is available at www.3rdFedBank.com.  The responsibilities of the Nominating Committee include, among other things, identifying, interviewing, evaluating, and recruiting individuals to be recommended to the Board for selection as the Board’s nominees, defining specific criteria for Board membership and evaluating all directors and potential nominees based on such criteria to assure that specific talents, skills and other characteristics and qualifications as needed to ensure the Board’s effectiveness are possessed by an appropriate combination of directors and annually presenting to the Board a list of individuals recommended for selection by the Board as the Board’s nominees for election at the annual meeting of stockholders.

The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company and the Bank. Additionally, the Board will consider persons recommended by stockholders of the Company in selecting the Board’s nominees for election. There is no difference in the manner in which persons recommended by directors or officers versus persons recommended by stockholders in selecting Board nominees are evaluated.

To be considered in the selection of Board nominees, recommendations from stockholders must be received by the Company in writing not less than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Recommendations should identify the submitting stockholder, the person recommended for consideration and the reasons the submitting stockholder believes such person should be considered. Persons recommended for consideration as Board nominees should meet the director qualification requirements set forth in Article III, Sections 15 to 18 of the Company’s bylaws, which require that (i) directors must be stockholders of the Company, owning at least 5,000 shares; (ii) directors of the Company must reside within ninety miles of the Company’s main office in Newtown, Pennsylvania; (iii) directors may not serve as a management official of another depository institution or depository holding company as those terms are defined in 12 U.S.C. Section 3201; and (iv) directors must be persons of good character and integrity and must also have been nominated by persons of good character and integrity. The Board also believes potential directors should be knowledgeable about the business activities and market areas in which the Company and its subsidiaries engage. The Company does not have a specific policy as to diversity.

Stockholder Communications

The Board of Directors does not have a formal process for stockholders to send communications to the Board. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by the Company from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting. The Board encourages, but does not require, directors to attend the annual meeting of stockholders. All of the Board’s members attended the 2012 annual meeting of stockholders.

Board Leadership Structure

Director Kent C. Lufkin serves as President and Chief Executive Officer of the Company and Director Robert N. Dusek serves as Chairman of the Board. The Board of Directors has determined that the separation of the offices of Chairman of the Board and Chief Executive Officer and President will enhance Board independence and oversight.  Moreover, the separation of the Chairman of the Board and Chief Executive Officer and President will allow the Chief Executive Officer and President to better focus on his growing responsibilities of running the Company, enhancing stockholder value and expanding and strengthening our franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Board’s Role in the Risk Management Process

We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.  Management is responsible for the day-to-day management of the risks the Company faces, while the Board, as a whole and through its committees and the committees of the Board of Directors of the Bank, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  To do this, the Chairman of the Board meets regularly with the Chief Executive Officer and President to discuss strategy and risks facing the Company.  Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters.  The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table sets forth compensation awarded to the Principal Executive Officer, the Principal Financial Officer, and the other executive officers of the Company or the Bank for the year ended December 31, 2012. All compensation is paid by the Bank, with the exception of $4,000 in director’s fees paid to Mr. Lufkin by Penns Trail Development Corporation, a wholly-owned subsidiary of the Company.  None of the named executive officers received any option grants of any option or stock awards during 2012 or 2011.

Summary Compensation Table

			Non-Equity
			Incentive Plan	All Other
		Salary	Compensation (1)	Compensation (2)	Total
Name and Principal Position	Year	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Kent C. Lufkin	2012	283,206	101,863	31,464	416,533
President and Chief Executive Officer	2011	268,783	87,077	33,065	388,925

Dennis R. Stewart	2012	219,363	57,828	27,745	304,936
Executive Vice President and Chief Financial Officer	2011	211,238	50,185	32,136	293,559

Elizabeth A. Kaspern	2012	141,651	42,475	17,793	201,919
Executive Vice President and Chief Retail Banking Officer	2011	132,924	30,144	24,653	187,721

Floyd P. Haggar(3)	2012	192,330	--	19,197	211,527
Senior Vice President and Chief Lending Officer	2011	185,207	38,001	34,073	257,281

____________
(1)
Non-Equity Incentive Plans. At the beginning of each plan year, the Compensation Committee establishes targets for consolidated net income, originated loan volume, and growth in total deposits. Each participant in the Company’s Incentive Compensation Plan is assigned a combination of these three factors, aggregating to 100%. The extent to which these individualized targets are accomplished determines the percentage of payout earned by each participant. The payout, in turn, is a percentage of base salary, and the percentage will vary based on the title and duties of the participant. No awards will be made unless the Company’s net income equals 90% of the target established for the year, even though other target components may exceed the related goal. Thus, the minimum award cannot be quantified. There is no maximum award. The awards are not vested until paid in the year following the plan year, except in the case of a “change of control” in which case the payment is 100% earned and payable on the change of control effective date.

(2)	For All Other Compensation details please refer to the table below. The cost of ESOP share allocations is based upon a $23.83 per share closing price of the Common Stock on December 31, 2012.

(3)	Mr. Haggar’s employment with the Bank terminated on January 17, 2013.

Name	Use of Company Car/Car Allowance	Cost of Group Term Life Insurance	Cost of Health Insurance	401k Plan Matching Contribution	Company Subsidiary Director Fee	Cost of ESOP Share Allocation	Dividend Equivalents	Total Other Compensation

Kent C. Lufkin	$3,623	$499	$7,240	$750	$4,000	$12,539	$2,813	$31,464
Dennis R. Stewart	2,403	499	9,632	750	-	13,621	840	27,745
Elizabeth A. Kaspern	4,654	499	6,483	750	-	5,407	-	17,793
Floyd P. Haggar	2,593	499	6,882	750	-	8,053	420	19,197

Stock Option and Stock Awards Outstanding.  The following table sets forth information concerning stock option awards held at December 31, 2012. There were no stock awards outstanding at December 31, 2012.

	Stock Option Awards
	Number of Securities Underlying Unexercised Options (#)			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
(a)	(b)	(c)		(d)	(e)	(f)
Kent C. Lufkin	4,617	-		-	$32.51	12/17/2013
	7,875	-		-	$26.90	7/27/2015
	15,133	3,784	(1)	-	$19.67	10/22/2015
Dennis R. Stewart	2,625	-		-	$32.51	12/17/2013
	4,200	1,050	(1)	-	$19.67	10/22/2015
Elizabeth A. Kaspern	3,024	756	(1)	-	$19.67	10/22/2015
Floyd P. Haggar	2,100	-		-	$32.51	12/17/2013
	3,024	756	(1)	-	$19.67	10/22/2015

____________
(1)	The award vests on 10/22/2013.

Pension Plan.  The Pension Plan provides for monthly payments to each participating employee at normal retirement age (age 65). For accruals before January 1, 1998, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Final Average Compensation plus 19.5% of Final Average Compensation in excess of the Covered Compensation in effect for the year of benefit determination, reduced for each year of service less than 30. Where the percentage results in an amount that exceeds the allowable limits under the Internal Revenue Code (the “Code”), such amount shall be reduced to the maximum allowable amount. For purposes of benefit calculations, Final Average Compensation is defined as the average of total compensation for the five highest years. For accruals after December 31, 1997, the annual benefit payable as a life annuity under the Pension Plan is equal to 45% of Average Compensation reduced for each year of service less than 30. Average Compensation is defined as the average of total compensation for all years beginning after December 31, 1997. A participant may elect an early retirement at age 55 with 5 years of service at a reduced monthly benefit.

Potential Payments Upon Termination Due to a Change in Control

Change in Control Severance Agreements.  The Bank has entered into a change in control severance agreement with Kent C. Lufkin, President and Chief Executive Officer, Dennis R. Stewart, Executive Vice President and Chief Financial Officer and Elizabeth A. Kaspern, Executive Vice President and Chief Retail Banking Officer. The change in control severance agreement between the Bank and Floyd P. Haggar terminated with the end of Mr. Haggar’s employment on January 17, 2013. The severance agreement for Mr. Lufkin has a term of thirty-six months. The severance agreements for Mr. Stewart and Ms. Kaspern each have a term of twenty-four months. The agreements are terminable by the Company and the Bank for just cause as defined in the agreements. If the Company or the Bank terminates the employee without just cause following a change in control as defined in such agreements, the employee will be entitled to a severance payment. With respect to Mr. Lufkin’s agreement, such agreement contains a provision stating that in the event of the termination of employment in connection with any change in control of the Bank, Mr. Lufkin will be paid an amount equal to 2.99 times his most recent three calendar years’ average annual total compensation. The agreements with Mr. Stewart and Ms. Kaspern provide for payments equal to 2.00 times the prior three calendar years’ average annual total compensation upon termination of employment following a change in control. It is anticipated that all such payments made by the Bank under such agreements would be a tax-deductible compensation expense for federal tax purposes. The aggregate payments that would be made to such individuals net of the federal tax benefit would be an expense to the Bank, thereby reducing net income and the Bank’s capital by such amount. The agreements may be renewed annually by the Board of Directors within the Board’s sole discretion.

DIRECTOR COMPENSATION

Each director of the Company was also a director of the Bank throughout 2012, with the exception of John R. Stranford and Carl F. Gregory who served as directors of the Company only, and Dennis Pollack who became a director of the Company effective January 25, 2012. Mr. Stranford resigned as a director on December 17, 2012.  For 2012, non-employee directors of the Company received a quarterly retainer of $3,000 ($16,400 for the Chairman of the Company’s Board) paid in Common Stock. During 2012, each non-employee director of the Bank received a fee of $1,000 per board meeting attended ($3,500 for the Chairman of the Bank’s Board, and $2,000 for the Vice Chairman of the Bank’s Board) and, depending on the committee, either $500 per committee meeting attended ($600 for the Chairman of the Committee) or $1,000 per quarter regardless of the number of meetings. The director fees shown in the table below include fees paid for service on the Company’s Board and any fees paid for service on the boards of the subsidiaries of the Company.

The Company has entered into a change in control severance agreement with Robert N. Dusek, Chairman of the Board. Mr. Dusek’s agreement stipulates a payment of $250,000 upon termination of service following a change in control.

Set forth below is a table providing information concerning the compensation of the directors of the Company who are not named executive officers for the fiscal year ended December 31, 2012:

Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Robert N. Dusek	$21,600	$65,548	$--	$--	$--	$87,148
Carl. F. Gregory	--	11,962	--	12,684	--	24,646
John R. Stranford (5)	--	11,962	--	--	--	11,962
Joseph F. Slabinski, III	17,000	11,962	--	--	--	28,962
Kenneth A. Swanstrom	14,000	11,962	--	--	1,575	27,537
James B. Wood	38,600	11,962	--	--	864	51,426
Albert M. Tantala, Sr.	56,900	11,962	--	--	--	68,862
Dennis Pollack	--	11,953	--	--	--	11,953
________
(1)           Company director fees totaling $149,277 were paid in Common Stock in lieu of cash for the four quarters of 2012.
(2)	Unexercised option awards outstanding at December 31, 2012 were as follows (in shares): Slabinski – 7,875; Swanstrom – 7,875; and Wood – 4,322.
(3)
Paid pursuant to a Supplemental Retirement Benefit Agreement provided upon Mr. Gregory’s retirement from the Bank in 1994. These payments will continue at $1,057 per month until the later of the death of Mr. Gregory or his spouse.

(4)	The amounts in this column are dividend equivalents paid on all stock option awards issued under the 1994 and 1997 stock option plans.
(5)	Mr. Stranford resigned as a director on December 17, 2012.

ADDITIONAL INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Section 16(a) Beneficial Ownership Reporting Compliance

The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act. The officers and directors of the Company and beneficial owners of greater than 10% of the Company’s Common Stock (10% beneficial owners) are required to file reports of ownership and changes in beneficial ownership of the Common Stock with the SEC and Nasdaq and to provide copies of those reports to the Company. Based on the Company’s review of such ownership reports furnished to the Company or written representations from certain reporting persons, it was determined that no officer or director failed to file such ownership reports on a timely basis during the fiscal year ended December 31, 2012 with the exception of one Form 4 for Director Albert M. Tantala, Sr. to report two transactions which was filed one day late due to an administrative oversight.

Certain Relationships and Related Transactions and Director Independence

There were no directors, executive officers or immediate family members of such individuals who were engaged in transactions with the Bank or any subsidiary involving more than $120,000 during the years ended December 31, 2012 and 2011, with the exception of certain lending and deposit relationships.  In the normal course of its business as a financial institution, the Bank has granted loans to its officers, directors and their affiliates. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

All members of the Board of Directors other than Mr. Lufkin, our current President and Chief Executive Officer, are independent under the rules of the Nasdaq Stock Market.

Report of the Audit Committee

For the fiscal year ended December 31, 2012, the Audit Committee (i) reviewed and discussed the Company’s audited financial statements with management, (ii) discussed with the Company’s independent auditor, S.R. Snodgrass, A.C., the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (iii) received from S.R. Snodgrass, A.C. the written disclosures and the letter as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and discussed with S.R. Snodgrass, A.C. its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee:

Albert M. Tantala, Sr. (Chair), Carl F. Gregory and James B. Wood.

Principal Accounting Firm Fees

Audit Fees.  The aggregate fees of the Company’s principal accountant for professional services rendered for the audit of the Company’s annual consolidated financial statements and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended December 31, 2012 and 2011 were $107,990 and $170,845, respectively.

Audit Related Fees.  The aggregate fees of the Company’s principal accountant for professional services rendered for audit related services or products other than those listed under the captions Audit Fees and Tax Fees for the years ended December 31, 2012 and 2011 were $49,192 and $27,000, respectively, and consisted of audits of benefit plans and due diligence services related to potential acquisitions.

Tax Fees.  The aggregate fees of the Company’s principal accountant for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2012 and 2011 were $16,667 and $16,000, respectively.

All Other Fees.  During the fiscal years ended December 31, 2012 and 2011, the Company’s principal accountant did not provide any services or products other than those listed above.

It is the Audit Committee’s policy to approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2012 and 2011 were approved by the Audit Committee prior to the service being rendered.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors of the Company has appointed S.R. Snodgrass, A.C. as the Company’s independent auditor for the fiscal year ending December 31, 2013, and is submitting such appointment for ratification by the Company’s stockholders. A representative of S.R. Snodgrass, A.C. is expected to be present at the Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Ratification of the appointment of the independent auditor requires the affirmative vote of a majority of the votes cast, in person or by proxy, by the stockholders of the Company at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF S.R. SNODGRASS, A.C. AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE 2013 FISCAL YEAR.

PROPOSAL III—APPROVAL OF A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the regulations of the Securities and Exchange Commission thereunder provide that for smaller reporting companies, such as the Company, for the first annual meeting of shareholders on or after January 21, 2013 and not less than once every three years thereafter the Company must include a separate resolution subject to shareholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies, as disclosed in this Proxy Statement, through the following resolution:

“Resolved, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosures in this Proxy Statement is hereby approved.”

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.  The Compensation Committee, however, may take into account the outcome of the vote when considering future executive compensation arrangements.

In voting on the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting.  On this matter, abstentions will have no effect on the voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL IV—ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

Section 951 of the Dodd-Frank Act and the regulations of the Securities and Exchange Commission thereunder require for smaller reporting companies, such as the Company, that at the first annual meeting of shareholders held on or after January 21, 2013, and not less frequently than once every six years thereafter, the Company must include a separate resolution subject to shareholder vote to determine whether the non-binding shareholder vote on executive compensation that is the subject of Proposal III should occur every one, two or three years.

The Board of Directors welcomes the views of shareholders on executive compensation matters. The Board of Directors, however, does not believe that it is necessary to have the non-binding vote on executive compensation occur every year.  The Board believes that a vote once every three years will allow stockholders the time needed to properly assess the impact of changes made in the Company’s executive compensation program in response to shareholder votes on executive compensation. The Board of Directors also notes that it incurs costs to have an additional item on the agenda. In the interest of saving costs, the Board recommends that the non-binding vote on executive compensation occur only once every three years.

As provided in the Dodd-Frank Act, this vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board, creating or implying any change to the fiduciary duties of the Board or any additional fiduciary duty by the Board, or restricting or limiting the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation.

In voting on the frequency of the non-binding say-on-pay resolution, shareholders may vote to have the vote occur every one, two or three years or abstain from voting.  The option which receives the most votes from shareholders will be deemed to be the option selected by shareholders.  On this matter, abstentions and broker non-votes will have no effect on the outcome.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HAVE THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above. However, if any other matters should properly come before the Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the person or persons voting such proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. Actual costs, however, may exceed estimated amounts. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company’s Annual Report on Form 10-K (excluding exhibits) for the fiscal year ended December 31, 2012. Such written requests should be directed to the Corporate Secretary, TF Financial Corporation, 3 Penns Trail, Newtown, Pennsylvania 18940.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s proxy materials for the 2014 annual meeting of stockholders, a stockholder proposal must be received at the Company’s executive office at 3 Penns Trail, Newtown, Pennsylvania 18940 no later than November 27, 2013.  In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company’s bylaws and the rules of the Securities and Exchange Commission in order to be considered for inclusion in the Company’s proxy materials.

Under the Company’s amended and restated articles of incorporation, a stockholder proposal that is not included in the Company’s proxy statement for the 2014 annual meeting of stockholders, will only be considered at such meeting if the stockholder submits notice of the proposal to the Company at the above address by November 27, 2013. In addition, a stockholder proposal must meet other applicable criteria as set forth in the Company’s bylaws in order to be considered at the 2014 annual meeting of stockholders.

TF FINANCIAL CORPORATION
3 PENNS TRAIL
NEWTOWN, PENNSYLVANIA 18940

ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2013

The undersigned hereby appoints the Board of Directors of TF Financial Corporation (the Company), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the Meeting), to be held at Holy Family University, One Campus Drive, Room 138, Newtown, Pennsylvania on April 24, 2013 at 9:30 a.m., Eastern time and at any and all adjournments thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

		FOR	WITHHELD
1.	The election as director of the nominees listed below, for a three year term:	☐	☐

Robert N. Dusek
Kenneth A. Swanstrom
James B. Wood

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL II — RATIFICATION OF INDEPENDENT AUDITOR.

		FOR	AGAINST	ABSTAIN
2.	The ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent auditor for the fiscal year ending December 31, 2013.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL III — A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

		FOR	AGAINST	ABSTAIN
3.	An advisory vote on the compensation of the Company’s Named Executive Officers as disclosed in the 2013 Proxy Statement.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL IV — ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY OF EVERY 3 YEARS.

		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4.	A vote on the frequency of the non-binding advisory vote on executive compensation.	☐	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS MADE, THIS SIGNED PROXY WILL BE VOTED FOR THE NOMINEES, THE RATIFICATION OF INDEPENDENT AUDITOR, THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND THE ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY OF EVERY 3 YEARS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of Notice of the Meeting and a Proxy Statement dated March 27, 2013 and the Company’s 2012 Annual Report to Stockholders.

Please check here if you
Dated: , 2013	plan to attend the Meeting. ☐

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PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

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PLEASE COMPLETE, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PAID ENVELOPE.